UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2025

Date of Report (Date of Earliest Event Reported)

Lendway, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 West 36th Street, Suite 220,
Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LDWY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into Material Definitive Agreement.

Credit Facility Amendment

On September 15, 2025, Lendway, Inc. (the “Company”), as parent guarantor, entered into a Second Amendment to the existing Credit Agreement dated February 20, 2024 and previously amended on October 16, 2024, together with its direct and indirect subsidiaries Tulp 24.1, LLC, as borrower, and each of Tulipa Acquisitie Holding B.V., Bloomia B.V., and Fresh Tulips USA, LLC, as guarantors, with Associated Bank, N.A., as agent for itself and the other lenders from time-to-time party thereto (the “Agent”). Under the Credit Agreement, as amended (the “Credit Agreement”), among other things, the revolving facility capacity was temporarily increased from $6,000,000 to $10,000,000 and the definition of eligible inventory will continue to include inventory in the Netherlands, in each case until April 30, 2026. Additionally, the senior cash flow leverage ratio covenant levels were further revised. Commencing September 30, 2025, the interest rate for all loans under the facility will be based on a term SOFR rate for an interest period selected by the Company plus an applicable margin, with a range from 3.00% to 4.00% based on the Company’s cash flow leverage ratio. As of September 18, 2025, the Company had an outstanding balance of $6.1 million under the revolving facility.

The foregoing description of the material terms of the revised Credit Agreement is qualified by the text of the Second Amendment to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report, and incorporated by reference into this Item 1.01.

Promissory Notes

On September 15, 2025, the Company entered into unsecured Promissory Notes (collectively, the “Notes”) with Air T, Inc. (“Air T”), AO Partners I, L.P. (“AO Partners Fund”), and Gary S. Kohler (“Kohler,” and, together with Air T and AO Partners Fund, the “Note Lenders”), pursuant to which the Lenders have agreed to lend to the Company a total of $4.0 million, in the amounts of $1,100,156, $1,699,844, and $1,200,000, respectively. Proceeds from the notes are expected to be used to fund operation of the Bloomia business. Amounts outstanding under the Notes bear interest at a fixed rate of 13.5% per year. The Notes are scheduled to mature and all principal and accrued but unpaid interest will become due on June 1, 2027. The Notes restrict the Company’s ability to obtain additional indebtedness, either directly or through its subsidiaries, other than existing indebtedness and usual and customary indebtedness incurred in the operation of the Company’s business, which restriction may be waived by the Lenders holding a majority interest in the Notes. No closing or origination fees are being paid to any Lender.

Air T beneficially owns greater than 10% of our outstanding common stock and, together with AO Partners Fund, is a member of a group of stockholders that collectively owns approximately 40% of our outstanding common stock. Additionally, our current director and Co-Chief Executive Officer, Mark R. Jundt, serves as General Counsel and Corporate Secretary of the Air T, current director and Co-Chief Executive Officer, Daniel C. Philp, serves as Senior Vice President of Corporate development at Air T, and current director, Nicholas J. Swenson, serves as President and Chief Executive Officer of the Lender and is himself a member of the stockholder group. Each of AO Partners Fund and Kohler beneficially owns greater than 5% of our outstanding common stock. Kohler also is a member of the board of directors of Air T. The entry into the Notes was pre-approved by the Audit Committee of our Board of Directors in accordance with our Related Person Transaction Approval Policy.

The foregoing description of the material terms of the Notes is qualified by the form of the Notes, which is filed as Exhibit 10.2 to this Current Report, and incorporated by reference into this Item 1.01.

Amended and Restated LLC Agreement

On September 15, 2025, the Company entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) with its wholly owned subsidiary, Tulp 24.1, LLC, and Werner F. Jansen (“Jansen”), to (i) fix the existing membership interest percentage among the two members, regardless of capital account balances and (ii) prioritize the repayment of unreturned capital contributions to the members in the payment of future distributions, if any. The

Company’s expected contribution of $4 million to Tulp 24.1, LLC has also been excluded from the members’ pre-emptive rights.

The foregoing description of the amended terms of the LLC Agreement is qualified by the text of the LLC Agreement, which is filed as Exhibit 10.3 to this Current Report, and incorporated by reference into this Item 1.01.

Item 2.03.	Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 relating to the Credit Agreement and the Notes is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement, dated September 15, 2025, by and among the Company, TULP 24.1, LLC, Tulipa Acquisite Holding B.V., Bloomia B.V., Fresh Tulips USA, LLC, and Associated Bank. N.A., a national banking association

10.2	Form of Promissory Notes dated September 15, 2025
10.3	Second Amended and Restated Limited Liability Company Agreement, dated September 15, 2025, by and among the Company, Tulp 24.1, LLC, and Werner F. Jansen
104	Cover Page Interactive Data File

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this Current Report on Form 8-K that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “believe,” “continue,” “expect,” “keep,” “plan,” “positions,” “potential,” “promises,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this report. Statements made in this report regarding, for instance, uses of proceeds and potential borrowing capacity under the Credit Agreement, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including our ability to maintain and integrate the acquired business, changes competition or price pressure resulting from public announcement of the acquisition, changes in demand and customer requirements for our products, delays or interruptions in production resulting from hazards, transportation limitations or other extraordinary events outside our control that may negatively impact our business or the supply chains in which we participate, risks associated with international operations, including import regulations, and those set forth in our Transition Report on Form 10-KT for the year ended June 30, 2025, and additional risks, identified in our Quarterly Reports on Form 10-Q and our other Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Lendway’s filings with the SEC. Lendway assumes no responsibility to update the forward-looking statements contained in this report release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LENDWAY, INC.

Dated: September 18, 2025	By	/s/ Elizabeth E. McShane
Elizabeth E. McShane
Chief Financial Officer

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